Exhibit 107

Calculation of Filing Fee Tables

Form F-1

(Form Type)

________________________________________.
(Exact Name of Registrant as Specified in its Charter)

Warrantee Inc.

((Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (a)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (b)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock	457(o)	821,428	4.00	$3,285,712	.00011020	$362.09
Fees Previously Paid		--	--	--	--	--	--	--
		Total Offering Amounts				$3,285,712		--
		Total Fees Previously Paid						-0-
		Total Fee Offsets						--
		Net Fee Due						$362.09

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered		Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Equity	Common Stock (c)	4,928,572	(d)	$19,714,288	F-1	333-265511	June 30, 2022

(a)  In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover an indeterminate number of additional shares of Common Stock to be offered or issued from stock splits, stock dividends or similar transactions.

(b)  The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act.

(c) No registration fee is payable in connection with the 4,928,572 shares of common stock (on a post-Split basis) that were previously registered under Form F-1 as amended (File No. 333-265511) which was declared effective on June 30, 2022 (the “Prior Registration Statement”), because such shares are being transferred from the Prior Registration Statement pursuant to Rule 429 under the Securities Act. A registration fee is only payable in connection with the 821,428 shares of common stock that were not previously registered under the Prior Registration Statement, with a proposed maximum aggregate offering price of $2,857,144. See “Explanatory Note” in this registration statement. Capitalized terms used but not defined herein shall have their meanings in this registration statement, of which this exhibit 107 is a part.

(d) 4,928,572 shares of common stock registered under the Prior Registration Statement are included in this registration statement. Pursuant to Rule 429(b) under the Securities Act, this registration statement, upon effectiveness, will constitute post-effective amendments to the Prior Registration Statement, which post-effective amendments shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act. If securities previously registered under the Prior Registration Statement are offered and sold before the effective date of this registration statement, the amount of previously registered securities so sold will not be included in the prospectus hereunder.